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                                                                       EXHIBIT E

                         CENTERPOINT ENERGY - MONEY POOL
                                  JUNE 30, 2003

INVESTING/BORROWING RATE            6.1428%

                                                 PRIOR DAY        (TO CNP)      (FROM CNP)       TODAY'S
COMPANY NAME                        CO. CODE     POSITION                                        POSITION
-----------------------             --------   ------------      ----------     ----------     ------------
CNP                                   0002      292,467,423       8,079,000                     300,546,423
CE FundingCo                          0051        4,335,000                                       4,335,000
CE Houston Electric LLC               0003     (189,324,868)                     1,395,000     (190,719,868)
CE International, Inc.                9021        3,672,000                                       3,672,000
CE Management Services                0093      (69,053,159)                         1,000      (69,054,159)
CE Products                           0057          246,956                                         246,956
CE Properties                         0056       18,125,663                          2,000       18,123,663
CE Resources Corp.                    0016       56,097,000       5,396,000                      61,493,000
Texas Genco GP LLC                    0356            1,000                                           1,000
Texas Genco LP                        0004     (116,715,015)                    12,043,000     (128,758,015)
Texas Genco Holdings                  0310          148,000                         34,000          114,000
HI FinCo GP LLC                       0049               --                                              --
HI FinCo LP                           0050               --                                              --
RE FinCo II GP, LLC                   0163               --                                              --
RE FinCo II LP                        0162               --                                              --
                                                                 ----------     ----------
TOTAL POOL ACTIVITY                                      --      13,475,000     13,475,000               --
                                               ------------      ==========     ==========
TOTAL SOURCES                                   374,945,042                                     388,532,042
                                               ------------                                    ------------
TOTAL USES                                     (374,945,042)                                   (388,532,042)
                                               ------------                                    ------------
NET                                                      --                                              --
                                               ============                                    ============


                                      PRIOR DAY                                       OUTSTANDING
EXTERNAL INVESTMENTS                 INVESTMENT          INVEST       (REDEEM)         INVESTMENT
--------------------                 ----------          ------     -----------       -----------
CNP                                  16,800,000              --     (16,800,000)              --
CE Resources Corp.                           --              --              --               --
CE Houston Electric                          --              --              --               --
Texas Genco, LP                              --              --              --               --
                                     ----------          ------     -----------       ----------
TOTAL INVESTMENTS                    16,800,000              --     (16,800,000)              --
                                     ==========          ======     ===========       ==========


                                      PRIOR DAY         INCREASE           TODAY'S
BANK LOANS                           OUTSTANDING         (REPAY)         OUTSTANDING          WTD RATE
------------                        -------------     -------------     -------------         --------
CNP
Term               Mat 7/23/03        343,000,000                --       343,000,000          5.56250%
Term               Mat 9/23/03        300,000,000                --       300,000,000          5.53125%
Term               Mat 3/23/04        600,000,000                --       600,000,000          5.51563%
Term               Mat 06/04/04       103,000,000                --       103,000,000          5.73438%
Revolver           Mat 07/03/03        80,000,000                --        80,000,000          5.25000%
Revolver           Mat 07/09/03        90,000,000                --        90,000,000          5.29688%
Revolver           Mat 07/17/03        70,000,000                --        70,000,000          5.25000%
Revolver           Mat 07/25/03       150,000,000                --       150,000,000          5.04688%
Revolver           Mat 07/28/03        50,000,000                --        50,000,000          5.03125%
Revolver           Mat 06/23/04       600,000,000                --       600,000,000          5.01563%
Revolver           ABR                         --         5,000,000         5,000,000          7.00000%
                                    -------------     -------------     -------------
CNP TOTAL                           2,386,000,000         5,000,000     2,391,000,000          5.34693%
                                    =============     =============     =============



REMAINING CAPACITY UNDER          FACILITY                      LOANS
BANK FACILITIES                     SIZE                     OUTSTANDING                     LOCS                     REMAINING
------------------------        -------------               -------------                 -----------                ------------
CNP Term Loan                   1,346,000,000               1,346,000,000                          --                           0
CNP Revolver                    1,500,000,000               1,045,000,000                  19,321,650                 435,678,350
CERC Revolver                     200,000,000                          --                          --                 200,000,000
                                -------------               -------------                 -----------                ------------
TOTAL                           3,046,000,000               2,391,000,000                  19,321,650                 635,678,350
                                =============               =============                 ===========                ============